EXHIBIT 4.1

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

VELOCITY EXPRESS CORPORATION.

Velocity Express Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

SECOND: The Amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the state of Delaware.

THIRD: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following:

2. Dividends.

(a) Each holder of Series M Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series M Preferred Stock then outstanding and held by such holder of Series M Preferred Stock, dividends, commencing from the date of issuance of such share of Series M Preferred Stock, at the rate of six percent (6%) per annum of the Series M Stated Value (the “Series M Preferred Dividends”). The Series M Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series M Preferred Dividends shall be paid by issuing to each holder of Series M Preferred Stock such number of shares of Series M Preferred Stock equal to the Series M Preferred Dividend divided by the Series M Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series M Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series M Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series M Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series Q Preferred during any fiscal year of the Company until all outstanding Series M Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series M Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series M Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series M Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series M Preferred Stock shall rank (i) senior to the holders of the Common Stock and any other class or series of capital stock of the Company other than the Series P Preferred and the Series Q Preferred, (ii) junior to the holders of the Series Q Preferred, and (iii) on parity with the holders of the Series P Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series M Stated Value plus any accrued and unpaid Series M Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series M Preferred Stock and any class or Series of capital stock ranking on a parity with the Series M Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series M Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series M Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series M Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series M Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series M Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series M Preferred Stock for an amount equal to such holder’s Liquidation Preference.

FOURTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by replacing the word “and” which precedes “(E)” with a comma “,” and inserting at the end of the sentence: “and (F) any issuance of shares of Series N, O, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

FIFTH: Section 6 of the Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by striking the text appearing in subsection (e) and replacing it with “(not used)”.

SIXTH: The Certificate of Designations, Rights and Preferences of Series M Convertible Preferred Stock set forth in the Certificate of Incorporation is further amended by inserting a Section 11 containing the following text:

Transactions with Affiliates. The Company shall not enter into any transaction with an Affiliate or stockholder of the Company unless the same is approved by: (i) the Audit Committee of the Company’s Board of Directors or (ii) a majority of the members of the Company’s Board of Directors who fall within the definition of “independent” employed within the listing standards promulgated by The Nasdaq Stock Market, Inc.

SEVENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following:

2. Dividends.

(a) Each holder of Series N Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series M Convertible Preferred Stock (“Series M Preferred”), Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series N Preferred Stock then outstanding and held by such holder of Series N Preferred Stock, dividends, commencing from the date of issuance of such share of Series N Preferred Stock, at the rate of six percent (6%) per annum of the Series N Stated Value (the “Series N Preferred Dividends”). The Series N Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series N Preferred Dividends shall be paid by issuing to each holder of Series N Preferred Stock such number of shares of Series N Preferred Stock equal to the Series N Preferred Dividend divided by the Series N Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series N Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series N Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series N Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series N Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series N Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series N Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series N Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series N Preferred Stock shall rank (i) senior to the holders of the Common Stock and any other class or series of capital stock of the Company other than the Series M Preferred, Series P Preferred and the Series Q Preferred and (ii) junior to the holders of the Series M Preferred, Series P Preferred and the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series N Stated Value plus any accrued and unpaid Series N Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series N Preferred Stock and any class or Series of capital stock ranking on a parity with the Series N Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series N Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series N Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series N Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series N Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series N Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series N Preferred Stock for an amount equal to such holder’s Liquidation Preference.

EIGHTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by replacing the word “and” which precedes “(D)” with a comma “,” and inserting at the end of the sentence: “and (E) any issuance of shares of Series M, O, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

NINTH: Section 6 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by striking the text appearing in subsection (e) and replacing it with “(not used)”.

TENTH: The Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation is further amended by inserting a Section 11 containing the following text:

Transactions with Affiliates. The Company shall not enter into any transaction with an Affiliate or stockholder of the Company unless the same is approved by: (i) the Audit Committee of the Company’s Board of Directors or (ii) a majority of the members of the Company’s Board of Directors who fall within the definition of “independent” employed within the listing standards promulgated by The Nasdaq Stock Market, Inc.

ELEVENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series O Convertible Preferred Stock set forth in the Certificate of Incorporation are hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following:

2. Dividends.

(a) Each holder of Series O Preferred Stock, in preference and priority to the holders of all other classes of stock other than holders of the Company’s Series M Convertible Preferred Stock (“Series M Preferred”), Series N Convertible Preferred Stock (“Series N Preferred”), Series P Convertible Preferred Stock (“Series P Preferred”) and Series Q Convertible Preferred Stock (“Series Q Preferred”), shall be entitled to receive, with respect to each share of Series O Preferred Stock then outstanding and held by such holder of Series O Preferred Stock, dividends, commencing from the date of issuance of such share of Series O Preferred Stock, at the rate of six percent (6%) per annum of the Series O Stated Value (the “Series O Preferred Dividends”). The Series O Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two (2) years following the date of issuance, the Series O Preferred Dividends shall be paid by issuing to each holder of Series O Preferred Stock such number of shares of Series O Preferred Stock equal to the Series O Preferred Dividend divided by the Series O Stated Value (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series O Preferred Dividends in PIK Shares or in cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series O Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series O Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series O Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the holders of Series O Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class or series of capital stock of the Company other than the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each holder of Series O Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series O Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series O Preferred Stock shall rank (i) senior to the holders of the Common Stock, and (ii) junior to the holders of the Series M Preferred, Series N Preferred, Series P Preferred and the Series Q Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series O Stated Value plus any accrued and unpaid Series O Preferred Dividends (the “Liquidation Preference”). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series O Preferred Stock and any class or Series of capital stock ranking on a parity with the Series O Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series O Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series O Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series O Preferred Stock as to such distributions according to the preferential amounts due thereon. Unless waived in writing by the holders of at least 62.5 percent of the Series O Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3; provided, however, that the holder(s) of any share or shares of Series O Preferred Stock shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holder(s) share or shares of Series O Preferred Stock for an amount equal to such holder’s Liquidation Preference.

TWELFTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series O Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by replacing the word “and” which precedes “(D)” with a comma “,” and inserting at the end of the sentence: “and (E) any issuance of shares of Series M, N, P or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

THIRTEENTH: Sections 2 and 3 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by deleting Sections 2 and 3 in their entirety and replacing them with the following:

2. Dividends.

(a) Each Holder of Series P Preferred Stock, in preference and priority to the Holders of all other classes of stock other than Holders of the Company’s Series M Convertible Preferred Stock (the “Series M Preferred”) and the Series Q Convertible Preferred Stock (the “Series Q Preferred”), shall be entitled to receive, with respect to each share of Series P Preferred Stock then outstanding and held by such Holder of Series P Preferred Stock, dividends, commencing from the date of issuance of such share of Series P Preferred Stock, at the rate of eight percent (8%) per annum of the Series P Stated Value (the “Series P Preferred Dividends”); provided, however, that from and after the Company’s issuance of not less than 3,960,000 shares of Series Q Preferred, the Series P Preferred dividend rate shall be reduced to six percent (6%) per annum. The Series P Preferred Dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of February, May, August and November in each year. At the election of the Company, the Series P Preferred Dividends shall be paid by (a) issuing each Holder of Series P Preferred Stock such number of shares of Series P Preferred Stock equal to the Series P Preferred Dividend divided by the Series P Stated Value (“PIK Shares”), or (b) cash out of legally available funds therefor. Any election by the Company to pay dividends in shares of Series P Preferred Stock or cash shall be made uniformly with respect to all outstanding shares of Series P Preferred Stock for a given dividend period.

(b) No dividends shall be paid on any Common Stock of the Company or any other capital stock of the Company other than the Series M Preferred and the Series Q Preferred during any fiscal year of the Company until all outstanding Series P Preferred Dividends (with respect to the current fiscal year and all prior fiscal years) shall have been paid or declared and set apart for payment to the Holders of Series P Preferred Stock.

(c) In the event that the Company shall at any time pay a dividend on the Common Stock or any other class or series of capital stock of the Company other than the Series M Preferred and the Series Q Preferred, the Company shall, at the same time, pay to each Holder of Series P Preferred Stock a dividend equal to the dividend that would have been payable to such Holder if the shares of Series P Preferred Stock held by such Holder had been converted into Common Stock on the date of determination of Holders of Common Stock entitled to receive such dividends.

3. Liquidation; Redemption. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Holders of the shares of Series P Preferred Stock shall rank (i) senior to the Holders of the Common Stock and the Company’s Series N Convertible Preferred Stock and Series O Convertible Preferred, (ii) junior to the Holders of Series Q Preferred, and (iii) on parity with the Holders of the Series M Preferred, as to such distributions, and shall be entitled to be paid an amount per share equal to the Series P Stated Value plus any accrued and unpaid Series P Preferred Dividends (the “Liquidation Preference”). No modification of this Liquidation Preference shall be made without the prior written approval of at least 62.5% of the then outstanding Series P Preferred. If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the Holders of the Series P Preferred Stock and any class or Series P capital stock ranking on a parity with the Series P Preferred Stock as to such distributions shall be insufficient to permit payment to the Holders of the Series P Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the Holders of Series P Preferred Stock and the Holders of such class or series of capital stock ranking on a parity with the Series P Preferred Stock as to such distributions according to the preferential amounts due thereon.

FOURTEENTH: The definition of the term “Excluded Stock” appearing in Section 1 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by replacing the word “and” which precedes “(C)” with a comma “,” and inserting at the end of the sentence: “and (D) any issuance of shares of Series M, N, O or Q Convertible Preferred Stock, including without limitation any issuance in payment of dividends with respect to the same series of preferred stock.”

FIFTEENTH: The defined term “Event of Default” and the definition of such term appearing thereafter in Section 1 of the Certificate of Designations, Rights and Preferences of Series P Convertible Preferred Stock, together with Section 4(c) thereof are hereby stricken in their entirety.

SIXTEENTH: Section 1 of the Certificate of Designations, Rights and Preferences of Series Q Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by adding immediately following the definition of “Equity Line of Credit” the following:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

SEVENTEENTH: Section 5A of the Certificate of Designations, Rights and Preferences of Series Q Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by deleting the second paragraph thereof in its entirety.

EIGHTEENTH: Section 12 of the Certificate of Designations, Rights and Preferences of Series Q Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by deleting Section 12 in its entirety and replacing it with the following:

12. [RESERVED]